Exhibit 23.4

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Form 10-K of Nabors Industries Ltd. for the year ended December 31, 2012.  We hereby further consent to the use of information contained in our report setting forth the estimates of revenues from Nabors Industries Ltd.’s oil and gas reserves as of December 31, 2012 and to the inclusion of our reports dated February 1, 2013 as an exhibit to the Form 10 of Nabors Industries Ltd. for the year ended December 31, 2012.  We further consent to the incorporation by reference thereof into Nabors Industries Ltd.’s Registration Statements on Form S-8 (Registration Numbers 333-11313-99, 333-87069-99, 333-121908, 333-155291, 333-166598 and 333-184165) and Form S-3 (Registration No. 333-159601) of Nabors Industries Ltd. and Form S-3 (Registration No. 333-169013-01) of Nabors Industries Ltd. and Nabors Industries, Inc.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

February 26, 2013